EXHIBIT NO. 10.8



           OMNIBUS SECOND MODIFICATION TO MEZZANINE LOAN DOCUMENTS

            THIS OMNIBUS SECOND MODIFICATION TO MEZZANINE LOAN DOCUMENTS (this "Agreement") is made and dated as of March 19th, 2003 by and among PRIME/BEITLER DEVELOPMENT COMPANY, L.L.C., a Delaware limited liability company ("Borrower"), LNR EASTERN LENDING, LLC, a Georgia limited liability company (the "Lender"), DEARBORN CENTER, L.L.C., a Delaware limited liability company ("Property Owner") and PRIME GROUP REALTY, L.P., a Delaware limited partnership ("PGLP").

                             W I T N E S S E T H:
                             - - - - - - - - - -

            WHEREAS, Lender and Borrower are party to that certain Mezzanine Loan Agreement, as the same has been amended pursuant to that certain Omnibus First Modification to Mezzanine Loan Documents (the "First Omnibus Amendment"), that certain Omnibus Second Modification to Mezzanine Loan Documents and that certain Omnibus Third Modification to Mezzanine Loan Documents, all of even date herewith (collectively, the " Loan Agreement");

            WHEREAS, Property Owner and Bayerische Hypo- Und Vereinsbank AG, New York Branch (the "Senior Agent") are party to that certain Credit Agreement, dated as of January 5, 2001, as the same has been amended pursuant to that certain Omnibus First Modification to Senior Loan Documents dated as of March 12, 2001, as amended by that certain Amendment to Omnibus First Modification to Senior Loan Documents dated as of January 2, 2002, that certain Omnibus Second Modification to Senior Loan Documents (the "Second Senior Modification") dated as of March 26, 2002 and that certain Omnibus Third Modification to Senior Loan Documents dated as of July 16, 2002 (as so amended, the "Senior Loan Agreement");

            WHEREAS, the parties hereto desire to modify certain financial covenants contained in the Guaranties on the terms and conditions set forth herein; and

            WHEREAS, this Agreement constitutes an amendment to the Loan Agreement.

            NOW, THEREFORE, in consideration of the modification and waiver of certain financial covenants contained in the Guaranties and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

Section 1.  TIF Financing.

(a) The Borrower has requested that the Lender approve that certain Redevelopment Agreement dated as of August 1, 2002 between the Property Owner and the City of Chicago, through its department of Planning and Development (the "City") and the transactions contemplated therein (the "TIF Financing") and has provided the Lender with a copy of such Redevelopment Agreement. Borrower has heretofore pledged the promissory note delivered by the City to the Property Owner pursuant to the Redevelopment Agreement (the "TIF Note") to the Senior Agent. The Property Owner and the Borrower hereby agree to enter into (or have already entered into) documentation reasonably acceptable to the Senior Agent and the Lender to evidence the following agreements:

(i) to deposit into an interest bearing escrow account all payments of any kind made or to be made under the TIF Note (the "TIF Payments"), including the proceeds thereof, with the Senior Agent (until the Senior Loan has been paid in full) or the Lender (after the Senior Loan has been paid in full); and

(ii) that without the consent of the Senior Agent and the Lender neither of them shall be entitled to receive any TIF Payments at any time while the Senior Loan or the Loan is outstanding.

(b) The Property Owner and the Borrower have heretofore (i) established and funded the Senior Additional Reserve Account (as defined below) and (ii) entered into a written agreement with the Senior Agent with respect to disbursements from the Senior Additional Reserve Account.

Section 2.  Additional Reserve Account.

            PGLP has heretofore deposited One Million Five Hundred Thousand Dollars ($1,500,000) into an account maintained by the Senior Agent (the "Senior Additional Reserve Account") in accordance with the Second Senior Modification.

Section 3.  Amendments to the Guaranties.

(a) Section 8(d) of the Completion Guaranty is hereby amended by deleting therefrom the text "Twenty Million and No/100 Dollars ($20,000,000.00)" and replacing it with the following:

                  "Seventeen Million Five Hundred Thousand and No/100 Dollars ($17,500,000.00)"

(b) Section 6(d) of the Interest and Operating  Costs Guaranty is hereby amended
by  deleting   therefrom   the  text   "Twenty   Million   and  No/100   Dollars
($20,000,000.00)" and replacing it with the following:

                  "Seventeen Million Five Hundred Thousand and No/100 Dollars ($17,500,000.00)"

(c) Section 1(f)(B) of the Completion Guaranty (as previously amended by the First Omnibus Amendment) is hereby further amended by deleting therefrom the date "December 31, 2002" and replacing it with the following:

                  "March 31, 2003"

Section 4.  Consent of the Lender.

            The Lender, by its execution of this Agreement, hereby confirms it has consented to and approved, to the extent required under the Loan Documents, the terms and conditions of this Agreement and the Second Senior Modification and agrees that the Senior Agent may rely upon this Agreement to evidence such consents and approvals.

Section 5.  Miscellaneous.

(a) Governing Law. Except as otherwise provided in Section 11.2 of the Mezzanine Loan Agreement, the terms and provisions hereof and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida.

(b) Full Force. Except as expressly set forth herein, the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects.

(c) Binding; No Amendment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall not be modified orally, but only by a writing executed by all of the parties hereto.

(d)  Multiple   Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

(e) Defined Terms. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

                          [Signatures on next page(s)]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the date and year first above written.

                                    PRIME/BEITLER DEVELOPMENT COMPANY,
                                    L.L.C., a Delaware limited liability
                                     company

                                    By:   Prime Group Realty, L.P., a
                                          Delaware limited partnership, its
                                          sole member

                                          By:   Prime Group Realty Trust, a
                                                Maryland real estate
                                                investment trust, its
                                                managing general partner

                                                By:/s/ Louis G. Conforti
                                                   ---------------------
                                                Name: Louis G. Conforti

                                                Its:Co-President

                                    DEARBORN CENTER, L.L.C., a Delaware
                                    limited liability company

                                    By:   Prime/Beitler Development Company,
                                          L.L.C., a Delaware limited
                                          liability company, its sole member

                                          By:   Prime Group Realty, L.P., a
                                                Delaware limited partnership,
                                                its sole member

                                                By:   Prime Group Realty
                                                      Trust, a Maryland real
                                                      estate investment
                                                      trust, its managing
                                                      general partner

                                                      By:/s/ Louis G. Conforti
                                                         ---------------------
                                                      Name: Louis G. Conforti
                                                      Its:  Co-President

                                    PRIME GROUP REALTY, L.P., a Delaware
                                    limited partnership

                                    By:   Prime Group Realty Trust, a
                                          Maryland real estate investment
                                          trust, its managing general partner

                                          By:   /s/ Louis G. Conforti
                                                ---------------------
                                                Louis G. Conforti
                                                Co-President

                                    LNR EASTERN LENDING, LLC, a Georgia
                                    limited liability company


                                    By:   LNR PROPERTY CORPORATION EASTERN
                                          REGION, a Georgia corporation, its
                                          sole member


                                          By:     /s/Shelly L.  Rubin
                                                  -----------------
                                          Name:   Shelly L. Rubin
                                          Title:  Vice President